     As filed with the Securities and Exchange Commission on June 26, 1997

                        Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------


                       Westinghouse Electric Corporation
             -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


             Pennsylvania                                     25-0877540
     ---------------------------------                    -------------------
       (State or other jurisdiction                        (I.R.S. Employer
     of incorporation or organization)                    Identification No.)


                    Westinghouse Building, 11 Stanwix Street
                         Pittsburgh, Pennsylvania 15222
   ------------------------------------------------------------------------
   (Address of Registrant's principal executive offices, including zip code)


                          Westinghouse Savings Program
                        Westinghouse Employee Stock Plan
                          CBS Employee Investment Fund
                        --------------------------------
                            (Full title of the plan)


                               ANGELINE C. STRAKA
             Vice President, Secretary and Associate General Counsel
                    Westinghouse Building, 11 Stanwix Street
                         Pittsburgh, Pennsylvania 15222
             -------------------------------------------------------
                    (Name and address of agent for service)
                                 (412) 244-2300
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                ---------------

                        CALCULATION OF REGISTRATION FEE

 Title of                       Proposed             Proposed
securities      Amount           maximum             maximum              Amount of
  to be          to be        offering price         aggregate          registration
registered   registered(1)     per share(2)        offering price           fee
----------   -------------    --------------       --------------       ------------
Common
Stock,
par value
$1.00 per
share. . .  15,000,000           22.375           335,625,000             101,694.38

Preferred
Stock
Purchase
Rights . .  15,000,000             (3)                 (3)                    (3)

(1) In addition, pursuant to rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the high and low prices per share of the Registrant's Common Stock as reported on the New York Stock Exchange on June 23, 1997.

(3) The Preferred Stock Purchase Rights of Westinghouse are attached to and trade with the shares of Westinghouse Common Stock being registered hereby. Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of Westinghouse Common Stock.

                             EXPLANATORY STATEMENT

         This Registration Statement on Form S-8 registers 15,000,000 additional shares of common stock of Westinghouse Electric Corporation ("Westinghouse"), par value $1.00 per share (the "Common Stock") for issuance pursuant to the Westinghouse Savings Program, the Westinghouse Employee Stock Plan and the CBS Employee Investment Fund (the "Plans"). The contents of an earlier Registration Statement on Form S-8, Registration No. 33-51445, relating to the Plans, as filed with the Securities and Exchange Commission on December 14, 1993 and as amended on January 6, 1997, are hereby incorporated by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents, each as filed by Westinghouse Electric Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

         (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997.

         (c) The Company's Current Reports on Form 8-K reporting events on December 31, 1997, February 10, 1997, February 11, 1997, April 25, 1997, May 1,
1997, May 23, 1997, May 28, 1997, May 30, 1997, and June 18, 1997.

         (d) Description of the Company's Common Stock contained in its Registration Statement on Form 10 filed pursuant to the Exchange Act on May 15, 1935, as amended or updated pursuant to the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a) 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares covered hereby have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the respective date of filing of each such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel

         The validity of the Westinghouse Common Stock being offered hereby has been passed upon by Angeline C. Straka, Vice President, Secretary and Associate General Counsel of Westinghouse. Ms. Straka is an employee of Westinghouse and a participant in the Plans.

        Vernon J. Carpenter, Associate General Tax Counsel of Westinghouse has provided an opinion regarding the Plans' compliance with ERISA. Mr. Carpenter is an employee of Westinghouse and a participant in the Plans.

Item 8. Exhibits

  Exhibit No.     Description
  ----------      -----------
    4.1           Restated Articles of Incorporation of the Company as amended to December 13, 1996 (incorporated by reference to Exhibit 4.1 to Form S-8 filed on January 2, 1997).

    4.2 By-laws of the Company, as amended to September 25, 1996 (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-4 filed October 22, 1996).

    4.3 Rights Agreement (incorporated by reference to Exhibit 1 to Form 8-A filed on January 9, 1996).

    5.1 Opinion of Angeline C. Straka, Vice President, Secretary and Associate General Counsel, as to the legality of the securities being registered.

    5.2 Opinion of Vernon J. Carpenter, Esquire, Associate General Tax Counsel of the Company, as to the qualification of the

                  Westinghouse Savings Program and CBS Employee Investment Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

    23.1          Consent of Counsel -- contained in opinion filed as
                  Exhibit 5.1.

    23.2          Consent of Counsel - contained in opinion filed as
                  Exhibit 5.2.

    23.3          Consent of KPMG Peat Marwick LLP.

    23.4          Consent of Price Waterhouse LLP.

    24            Powers of Attorney.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Westinghouse Electric Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 26th day of June, 1997.

                           Westinghouse Electric Corporation

                           By: /s/ LOUIS J. BRISKMAN
                               ---------------------
                                   Louis J. Briskman
                                   Senior Vice President and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 26th day of June, 1997, in the capacities indicated:

Signature                           Title


                 *
---------------------------------   Director
(Robert E. Cawthorn)


                 *                  President and Director
---------------------------------
(Gary M. Clark)


                 *
---------------------------------   Director
(George H. Conrades)


                 *                  Chairman and Chief Executive Officer
---------------------------------   (principal executive officer)
(Michael H. Jordan)                 and Director


                 *
---------------------------------   Director
(David K.P. Li)

                 *
---------------------------------   Director
(David T. McLaughlin)


                 *
---------------------------------   Director
(Richard R. Pivirotto)


                 *
---------------------------------   Director
(Raymond W. Smith)


                 *                  Executive Vice President and Chief
---------------------------------   Financial Officer
(Fredric G. Reynolds)               (principal financial officer)


                    *               Vice President and Chief
---------------------------------   Accounting Officer
(Carol V. Savage)                   (principal accounting officer)

                                        *By      /s/ LOUIS J. BRISKMAN
                                                 ---------------------
                                                     Louis J. Briskman
                                                     Attorney-In-Fact




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